Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 10-03

XTO ENERGY ANNOUNCES EARNINGS, PRODUCTION AND CASH FLOW FOR 4Q;

REPORTS RECORD EARNINGS, PRODUCTION AND CASH FLOW FOR 2009

FORT WORTH, TX (February 17, 2010) – XTO Energy Inc. (NYSE-XTO) today reported record production for fourth quarter 2009 of 2.88 billion cubic feet equivalent (Bcfe) per day, up 9% from the fourth quarter 2008 level of 2.64 Bcfe per day. Total revenues for the fourth quarter were a record $2.34 billion, a 19% increase from $1.96 billion the prior year. Earnings for the quarter were $537 million, or $0.92 per share ($0.92 diluted), a 53% increase from fourth quarter 2008 earnings of $351 million, or $0.61 per share ($0.61 diluted). After adjusting for an $8 million ($5 million after tax) non-cash derivative fair value loss, adjusted earnings for fourth quarter 2009 were $542 million, or $0.93 per share ($0.93 diluted). Fourth quarter 2008 adjusted earnings were $393 million, or $0.68 per share ($0.68 diluted).1

Operating income for the quarter was $989 million, a 39% increase from fourth quarter 2008 operating income of $709 million. Operating cash flow was a record $1.69 billion, up 28% from 2008 fourth quarter comparable operating cash flow of $1.32 billion.1

Fourth quarter daily gas production averaged 2.37 billion cubic feet (Bcf), up 9% from fourth quarter 2008 daily production of 2.17 Bcf. Daily oil production for the fourth quarter was 64.6 thousand barrels, a 2% increase from the fourth quarter 2008 level of 63.5 thousand barrels. During the fourth quarter, natural gas liquids production was 21.2 thousand barrels per day, a 37% increase from the fourth quarter 2008 rate of 15.4 thousand barrels per day.

XTO Energy Announces Earnings, Production and Cash Flow for 4Q;

Reports Record Earnings, Production and Cash Flow for 2009

The average realized gas price for the quarter was $7.29 per thousand cubic feet (Mcf), 7% higher than the fourth quarter 2008 average price of $6.79 per Mcf. The fourth quarter average oil price increased 30% to $110.85 per barrel from the fourth quarter 2008 average price of $85.19 per barrel. Natural gas liquids prices averaged $39.07 per barrel for the quarter, a 33% increase from the 2008 fourth quarter average price of $29.46.

For the year, the Company reported record earnings of $2.02 billion, or $3.48 per share ($3.46 diluted), compared with earnings of $1.91 billion, or $3.58 per share ($3.54 diluted) for 2008. After adjusting for a $130 million ($83 million after tax) non-cash derivative fair value loss and a $17 million ($11 million after tax) gain on extinguishment of debt, 2009 adjusted earnings were $2.09 billion, or $3.60 per share ($3.58 diluted) compared to 2008 adjusted earnings of $1.95 billion, or $3.64 per share ($3.60 diluted).1 Operating cash flow in 2009 was a record $6.25 billion, up 22% from the prior year level of $5.13 billion.1 Total revenues for 2009 were a record $9.06 billion, an 18% increase from revenues of $7.70 billion for 2008. Operating income for the year was $3.69 billion, a 5% increase from $3.51 billion for 2008.

Gas production for the year was a record 2.34 Bcf per day, up 23% from 2008 daily production of 1.91 Bcf. Oil production for 2009 was a record 66.3 thousand barrels per day, an 18% increase from 2008 production of 56.0 thousand barrels per day. Natural gas liquids production for 2009 was a record 20.6 thousand barrels per day, a 32% increase from 2008 production of 15.6 thousand barrels per day.

The average realized gas price for 2009 was $7.13 per Mcf, 9% lower than the 2008 average price of $7.81 per Mcf. The average oil price for the year was $107.65 per barrel, a 23% increase from the 2008 average price of $87.59 per barrel. Natural gas liquids averaged $30.03 per barrel, or 38% lower than the 2008 average of $48.76 per barrel.

XTO Energy Announces Earnings, Production and Cash Flow for 4Q;

Reports Record Earnings, Production and Cash Flow for 2009

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contacts:

Louis G. Baldwin	Gary D. Simpson	Thomas E. Covington
Executive Vice President &	Senior Vice President	Vice President
Chief Financial Officer	Investor Relations & Finance	Investor Relations
XTO Energy Inc.	XTO Energy Inc.	XTO Energy Inc.
817/870-2800	817/870-2800	817/870-2800

Statements made in this news release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

XTO ENERGY INC.

Consolidated Income Statements

(in millions, except production, per share and per unit data)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
REVENUES

Gas and natural gas liquids	$1,663	$1,395	$6,322	$5,728
Oil and condensate	658	498	2,605	1,796
Gas gathering, processing and marketing	16	65	125	168
Other	5	3	12	3

Total Revenues	2,342	1,961	9,064	7,695

EXPENSES

Production	248	272	999	942
Taxes, transportation and other	176	149	678	703
Exploration (a)	13	26	77	88
Depreciation, depletion and amortization (b)	786	731	3,079	2,025
Accretion of discount in asset retirement obligation	10	10	40	31
Gas gathering and processing	32	31	124	101
General and administrative (c)	81	121	356	382
Derivative fair value (gain) loss (d)	7	(88)	24	(85)

Total Expenses	1,353	1,252	5,377	4,187

OPERATING INCOME	989	709	3,687	3,508

OTHER EXPENSE
Interest expense, net (e)	136	157	524	482

INCOME BEFORE INCOME TAX	853	552	3,163	3,026

INCOME TAX

Current (f)	(5)	(15)	333	140
Deferred	321	216	811	974

Total Income Tax Expense	316	201	1,144	1,114

NET INCOME	$537	$351	$2,019	$1,912

EARNINGS PER COMMON SHARE (g)

Basic	$0.92	$0.61	$3.48	$3.58

Diluted	$0.92	$0.61	$3.46	$3.54

Average Daily Production

Gas (Mcf)	2,367,289	2,165,959	2,342,488	1,905,443
Natural Gas Liquids (Bbls)	21,159	15,434	20,560	15,624
Oil (Bbls)	64,563	63,545	66,297	56,025
Natural Gas Equivalents (Mcfe)	2,881,618	2,639,831	2,863,631	2,335,336

Average Sales Prices (h)

Gas (per Mcf)	$7.29	$6.79	$7.13	$7.81
Natural Gas Liquids (per Bbl)	$39.07	$29.46	$30.03	$48.76
Oil (per Bbl)	$110.85	$85.19	$107.65	$87.59
Natural Gas Equivalents (per Mcfe)	$8.76	$7.79	$8.54	$8.80

XTO ENERGY INC.

Consolidated Statements of Cash Flows

(in millions)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
OPERATING ACTIVITIES

Net income	$537	$351	$2,019	$1,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	786	731	3,079	2,025
Accretion of discount in asset retirement obligation	10	10	40	31
Non-cash incentive compensation	28	60	137	170
Dry hole expense	9	15	44	22
Deferred income tax	321	216	811	974
Non-cash derivative fair value (gain) loss	8	(61)	130	(72)
Gain on extinguishment of debt	—	—	(17)	—
Other non-cash items	(12)	(10)	(24)	2
Changes in operating assets and liabilities net of the effects of acquisition of corporation (1)	(973)	173	(265)	171

Cash Provided by Operating Activities	714	1,485	5,954	5,235

INVESTING ACTIVITIES

Proceeds from sale of property and equipment	—	24	3	24
Property acquisitions, including acquisition of corporation	(65)	(835)	(264)	(8,456)
Development costs, capitalized exploration costs and dry hole expense	(625)	(1,167)	(3,190)	(3,661)
Other property and asset additions	(113)	(276)	(606)	(913)

Cash Used by Investing Activities	(803)	(2,254)	(4,057)	(13,006)

FINANCING ACTIVITIES

Proceeds from long-term debt	1,684	6,079	7,730	19,560
Payments on long-term debt	(1,582)	(5,239)	(9,183)	(14,250)
Dividends	(72)	(69)	(287)	(250)
Debt costs	—	—	(2)	(32)
Net proceeds from common stock offerings	—	—	—	2,612
Proceeds from exercise of stock options and warrants	14	—	23	23
Payments upon exercise of stock options	(20)	—	(23)	(70)
Excess tax benefit on exercise of stock options or vesting of stock awards	15	—	20	64
Other, primarily increase (decrease) in cash overdrafts	35	4	(191)	139

Cash Provided (Used) by Financing Activities	74	775	(1,913)	7,796

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15)	6	(16)	25

Cash and Cash Equivalents, Beginning of Period	24	19	25	—

Cash and Cash Equivalents, End of Period	$9	$25	$9	$25

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$(151)	$219	$258	$(151)
Other current assets	(121)	(91)	(71)	(32)
Other operating assets and liabilities	(4)	(2)	(21)	(7)
Current liabilities	7	(406)	22	(92)
Change in current assets from early settlement of hedges, net of amortization	(704)	453	(453)	453

	$(973)	$173	$(265)	$171

XTO ENERGY INC.

Consolidated Balance Sheets

(in millions, except shares)	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$9	$25
Accounts receivable, net	965	1,217
Derivative fair value	1,222	2,735
Current income tax receivable	170	57
Other	182	224

Total Current Assets	2,548	4,258

Property and Equipment, at cost - successful efforts method:
Proved properties	34,180	30,994
Unproved properties	3,691	3,907
Other	2,810	2,239

Total Property and Equipment	40,681	37,140
Accumulated depreciation, depletion and amortization	(8,747)	(5,859)

Net Property and Equipment	31,934	31,281

Other Assets:
Derivative fair value	68	1,023
Acquired gas gathering contracts, net of accumulated amortization	97	105
Goodwill	1,475	1,447
Other	133	140

Total Other Assets	1,773	2,715

TOTAL ASSETS	$36,255	$38,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$1,482	$1,912
Payable to royalty trusts	28	13
Current maturities of long-term debt	250	—
Derivative fair value	167	35
Deferred income tax payable	342	940
Other	32	30

Total Current Liabilities	2,301	2,930

Long-term Debt	10,237	11,959

Other Liabilities:
Derivative fair value	6	—
Deferred income taxes payable	5,522	5,200
Asset retirement obligation	783	735
Other	80	83

Total Other Liabilities	6,391	6,018

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 589,361,021 and 585,094,847 shares issued)	6	6
Additional paid-in capital	8,471	8,315
Treasury stock, at cost (6,345,697 and 5,563,247 shares)	(177)	(147)
Retained earnings	8,317	6,588
Accumulated other comprehensive income (loss)	709	2,585

Total Stockholders’ Equity	17,326	17,347

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,255	$38,254

XTO ENERGY INC. (continued)

(a)	Includes geological and geophysical costs, as well as dry hole costs of $9 million in the three-month 2009 period and $44 million for the year 2009, and $15 million in the three-month 2008 period and $22 million for the year 2008.
(b)	Includes impairment of proved properties of $128 million in both the three-month and twelve-month 2008 periods.
(c)	Includes non-cash incentive award compensation of $28 million in the three-month 2009 period and $137 million for the year 2009, and $60 million in the three-month 2008 period and $170 million for the year 2008.
(d)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Other non-hedge derivatives	$11	$(79)	$49	$(84)
Ineffective portion of hedge derivatives	(4)	(9)	(25)	(1)

Total derivative fair value (gain) loss	$7	$(88)	$24	$(85)

(e)	Net of capitalized interest of $10 million in the three-month 2009 period and $42 million for the year 2009, and $13 million in the three-month 2008 period and $39 million for the year 2008. Also includes gain on extinguishment of debt of $17 million for the year 2009.
(f)	The current income tax provision generally exceeds cash tax expense by the benefit realized upon exercise of stock options or vesting of stock awards in excess of amounts expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $15 million in the three-month 2009 period, $20 million for the year 2009 and $69 million for the year 2008. For the three-month 2008 period, the current income tax provision was less than cash tax expense by $2 million.
(g)	The following reconciles earnings and shares used in the computation of basic and diluted earnings per common share (in millions, except per share data):

	Three Months Ended December 31,
	2009			2008
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$537	581.0		$351	577.8
Attributable to participating securities	(4)	(4.6)		(2)	(3.4)

Basic	$533	576.4	$0.92	$349	574.4	$0.61

Effect of dilutive securities:
Stock options	—	3.6		—	1.4
Warrants	—	1.2		—	1.0

Diluted	$533	581.2	$0.92	$349	576.8	$0.61

XTO ENERGY INC. (continued)

	Year Ended December 31,
	2009			2008
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$2,019	580.2		$1,912	534.4
Attributable to participating securities	(16)	(4.6)		(10)	(2.8)

Basic	$2,003	575.6	$3.48	$1,902	531.6	$3.58

Effect of dilutive securities:
Stock options	—	2.7		—	4.4
Warrants	—	1.1		—	1.5

Diluted	$2,003	579.4	$3.46	$1,902	537.5	$3.54

Effective January 1, 2009, we adopted the authoritative guidance for earnings per share as it relates to determining whether instruments granted in share-based payment transactions are participating securities. As a result of adoption, we retrospectively adjusted the calculation of our 2008 earnings per share on a basis consistent with 2009. The previously reported earnings per share for fourth quarter 2008 were $0.61 basic and $0.61 diluted and for the year 2008 were $3.60 basic and $3.56 diluted.

(h)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (d) above). These non-hedge and ineffective derivative gains and losses are primarily related to certain of our crude oil swap agreements that did not qualify for hedge accounting, and the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. Had realized non-hedge and ineffective gains and losses, attributable to fourth quarter and year-end production, been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Gas (per Mcf)	$7.37	$6.82	$7.21	$7.80
Natural gas liquids (per Bbl)	39.07	29.46	30.03	48.83
Oil (per Bbl)	108.07	88.71	109.10	88.60

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2009	2008	2009	2008
Net income	$537	$351	$2,019	$1,912
Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	5	(39)	83	(46)
Gain on extinguishment of debt	—	81	(11)	81

Adjusted earnings	$542	$393	$2,091	$1,947

Adjusted earnings per common share:
Basic	$0.93	$0.68	$3.60	$3.64

Diluted	$0.93	$0.68	$3.58	$3.60

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

•	Adjustment for the significant cash flow effects of earnings adjustments (see “Adjusted Earnings” above) so that operating cash is reported on a basis comparable to adjusted earnings.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2009	2008	2009	2008

Cash Provided by Operating Activities	$714	$1,485	$5,954	$5,235

Changes in operating assets and liabilities	973	(173)	265	(171)
Exploration expense, excluding dry hole expense	4	11	33	66

Operating Cash Flow	$1,691	$1,323	$6,252	$5,130

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